SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Money Market Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

URGENT PROXY VOTING REQUEST

Retirement Government Money Market Portfolio

Retirement Money Market Portfolio

A few weeks ago we mailed you proxy information to enable you to vote on important proposals that affect the funds and your investment. This information describes each proposal and asks for your vote on these important issues.

Due to lack of quorum, the Special Meeting of Shareholders for your fund, scheduled for April 13, 2005, has been adjourned to May 11, 2005. Voting promptly can help reduce further proxy solicitation costs and will enable your fund to hold its shareholder meeting. Your vote is important, no matter how large or small your holdings may be. Please bear in mind that your holdings may be in your 401(k), 403(b), or 457 plan account.

We are writing to remind you that your participation is extremely important. The Special Meeting of Shareholders scheduled for April 13, 2005 was not held because we did not receive a majority of the votes. If you do not plan to cast your vote at the meeting on May 11, 2005, please indicate your vote on the enclosed proxy card(s). Shareholders who hold more than one account in a fund will receive a separate card for each account and should vote each card~~.~~.

Voting is quick and easy - please vote now using one of these options:

1. Vote by Touch-Tone Phone 1-888-221-0697
Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

2. Vote by Internet
Please visit the web site indicated on your proxy card(s) and follow the online instructions.

3. Vote by Mail
Please mail your signed proxy card(s) in the postage-paid envelope.

4. Vote by Telephone

Call 1-800-848-3155 weekdays from 8:00 AM - 11:00 PM Eastern Time and Saturdays from 11:00 AM - 6:00 PM Eastern Time. Your vote will be recorded by a representative of D.F. King, Inc., our independent proxy solicitation firm.

PLEASE VOTE YOUR PROXY NOW

Please note, D.F King & Co., Inc. may be utilized to solicit shareholder votes by telephone on behalf of the Funds. The Funds may also arrange to have votes recorded by telephone. In the event that you receive a telephone call from a D.F. King & Co., Inc. representative, you may be asked to verify the last 4 digits of your Social Security Number or Tax Identification Number for identification verification.

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please call Fidelity at 1-800-605-4015. We appreciate your immediate attention. Thank you.

Important information to help you understand and vote on the proposals

Please read the full text of the proxy statement. Below is a brief overview of the proposals to be voted upon. Your vote is important. We appreciate you placing your trust in Fidelity and look forward to helping you achieve your financial goals.

What proposals am I being asked to vote on?

You may be asked to vote on the following proposals:

1. To amend the Trust Instrument to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.

2. To elect a Board of Trustees.

1. To amend the Trust Instrument to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.

Why are you making this change?

The Investment Company Act of 1940 (1940 Act) prohibits or limits certain transactions between affiliated funds (affiliated funds are defined as funds in a fund complex that are usually under common control of an investment adviser or other person when the adviser or other person exercise a controlling influence over the management or policies of the funds). On July 26, 2002, the SEC amended Rule 17a-8 under the 1940 Act to permit mergers of affiliated funds without shareholder approval in certain cases, while still requiring shareholder approval in other cases. For example, Rule 17a-8 now permits affiliated funds to merge without shareholder approval if the advisory contracts and fundamental policies of the funds are not materially different (fundamental policies are those that can only be changed by shareholder vote). In all cases, the Board of Trustees must first consider that the action is in the best interests of the fund and its shareholders, and that the action will not dilute the shareholders' interests.

As of the record date for this meeting, the Trustees have no current plans to merge existing funds without shareholder vote. If shareholders approve the proposed change to the Trust Instrument, the Board of Trustees may approve such a merger transaction in the future, but again, only if they find that the transaction is in the best interests of the fund and its shareholders and that the transaction will not dilute the shareholders' interests.

How will this change benefit me as a shareholder?

The amendment will give the Trustees increased flexibility, which may allow them to react more quickly to changes in competitive and regulatory conditions. This may allow the funds to operate in a more efficient and economical manner since each time a fund requires a shareholder vote, it is an expense to the fund and ultimately to you as a shareholder.

Under what circumstances would the Board of Trustees need to get shareholder approval?

The Board of Trustees would still need to get shareholder approval if the merger, consolidation or asset sale was not permitted by the 1940 Act and Delaware law. For example, Rule 17a-8 still requires shareholder approval of a merger of affiliated funds if they have materially different advisory contracts or fundamental policies. It also requires shareholder approval if, post-merger, the shareholder-elected disinterested trustees of the acquired fund would not comprise a majority of the disinterested trustees of the surviving fund.

2. To elect a Board of Trustees.

What role does the Board play?

The Trustees serve as the fund shareholders' representatives. Members of the Board are fiduciaries and have an obligation to serve the best interests of shareholders, including approving policy changes. In addition, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the fund.

What is the affiliation of the Board and Fidelity?

The Board consists of 14 individuals. The purpose of the Board is to ensure that the shareholders' best interests are protected in the operation of a mutual fund. There are four "interested" trustees and ten "non-interested" trustees. Trustees are determined to be "interested" by virtue of, among other things, their affiliation with the funds, trust, or various other entities under common control with Fidelity Management & Research Co. (FMR). Interested Trustees are compensated by FMR. Non-interested Trustees have no affiliation with FMR and are compensated by each individual fund.

Are Board members paid?

Each non-interested Trustee receives a fee for his or her service on the Board. Under a deferred compensation plan adopted in September 1995 and amended in November 1996 and January 2000 (the Plan), non-interested Trustees must defer receipt of a portion of, and may elect to defer receipt of an additional portion of, their annual fees. You can find the compensation table, which details these fees, in the proxy statement.

Where is the compensation deferred to?

Amounts deferred under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of Fidelity funds including funds in each major investment discipline and representing a majority of Fidelity's assets under management (the Reference Funds). The amounts ultimately received by non-interested Trustees under the Plan will directly be linked to the performance of the Referenced Funds. This aligns the interest of the Trustees with the interests of the shareholders at-large.

Has the funds' Board of Trustees approved each proposal?

Yes. The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of each of the funds on the record date. The record date is January 18, 2005.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage-paid envelope. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card(s) and following the recorded instructions. In addition, you may also vote through the internet by visiting www.proxyweb.com/proxy and following the on-line instructions. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-800-605-4015.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."

Sign up for electronic delivery and reduce the amount of paper being sent to you!

We are pleased to offer you the convenience of viewing proxy statements online. With your consent, we will stop sending paper copies of these proxy materials until you notify us otherwise.

To participate, follow these easy steps:

  Log-on to the Internet at www.proxyweb.com/proxy
  Enter the Control Number from your proxy card
  Vote your shares
  Click "Register for Electronic Delivery"
  Follow enrollment instructions.

Note: Electronic proxy materials may not be available for all of your securities and accounts.

Buckslip to be sent to a shareholder that has consented to receive proxy solicitations electronically but in attempting to deliver an email failure occurred:

We were unable to notify you electronically of the availability of important Proxy Materials for a Fidelity fund maintained in your account. We attempted to send the notice to your e-mail address, as reflected on our records. That e-mail address appears to be invalid.

To correct your e-mail address, please visit http://www.investordelivery.com/proxy and follow the on-line instructions. To do this, you will need your Enrollment Number.

If you do not remember your Enrollment Number, please visit http://www.proxyweb.com/proxy and follow the on-line instructions for enrolling for electronic delivery of Proxy Materials. To do this, you will need your Control Number from the enclosed proxy card.

Because we were unable to send the notice to you electronically, we are sending this notice and the related Proxy Materials (enclosed) to you in paper form. You will continue to receive Proxy Materials in paper form until you provide us with a valid e-mail address by one of the methods described above. You will start receiving electronic Proxy Materials again once you have provided us with a valid e-mail address.

Please read the enclosed Proxy Materials and vote your shares promptly. Your vote is extremely important, no matter how large or small your holdings may be.

Form of

Telephone Reminder Script

[Note to Representative: This script should be used for [insert name(s) of fund(s) that will be holding a meeting]. These fund(s) are scheduled to hold a shareholder meeting on [insert shareholder meeting date] [if meeting has been adjourned add: which has been adjourned to [insert date of rescheduled shareholder meeting]]. Participants that owned the fund(s) on [insert record date] are eligible to vote at this shareholder meeting.]

Scenario 1 - Proxy has been mailed to participants but we have not received approval for participants to cast their votes over the telephone with D.F. King & Co., Inc.

  I see that you have a balance in [state name(s) of fund(s) holding a shareholder meeting].

  There is a shareholder meeting scheduled for your fund(s) on [state date of shareholder meeting]. Have you received a copy of the proxy material for this meeting?

If shareholder answers "yes": That's great. Have you voted your proxy for the fund[´s/s'] shareholder meeting?

If shareholder answers "yes": Thank you very much for participating in this important initiative.

If shareholder answers "no": Your response is needed so that the meeting doesn't have to be postponed due to lack of shareholder participation. Voting is easy. You can cast your vote by completing the proxy card(s) enclosed in your proxy package and mailing it in the postage-paid envelope. You may also vote your shares by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the web site indicated on your proxy card(s), enter the control number found on the card(s), and follow the recorded or online instructions.

If shareholder answers "no": Would you like me to send another copy of the material to you?

If participant answers "yes": I'd be happy to send another package to you. (Please go to PSG Online and click on "Reference Manual." You will find the Request form by clicking on "Proxy.")

If participant answers "no": That's fine. However, I'd like to remind you that your response is needed so that the meeting doesn't have to be postponed due to lack of shareholder participation.

Scenario 2 - Proxy has been mailed to participants and we have received approval for participants to cast their votes over the telephone with D.F. King & Co., Inc.

  I see that you have a balance in [state name(s) of fund(s) holding a shareholder meeting].

  There is a shareholder meeting scheduled for your fund(s) on [state date of shareholder meeting]. Have you received a copy of the proxy material for this meeting?

If shareholder answers "yes": That's great. Have you voted your proxy for the fund[´s/s'] shareholder meeting?

If shareholder answers "yes": Thank you very much for participating in this important initiative.

If shareholder answers "no": Your response is needed so that the meeting doesn't have to be postponed due to lack of shareholder participation. We have made arrangements for a proxy tabulation firm to take your vote over the phone. Can I transfer your call to them now?

If shareholder answers "yes": Your call will be answered by a representative of D. F. King & Co., Inc., the proxy solicitation firm helping Fidelity with this initiative. (PSG representative transfers call to 1-800-848-3155)

If shareholder answers "no": Can I give you the toll-free number for D.F. King & Co., Inc., our proxy solicitor, that you can call at your convenience to cast your vote by phone?

If shareholder answers "yes": Thank you. The number is 1-800-848-3155.

If shareholder answers "no": That's fine. You can also cast your vote by completing the proxy card(s) enclosed in your proxy package and mailing it in the postage-paid envelope. You may also vote your shares by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the web site indicated on your proxy card(s), enter the control number found on the card(s), and follow the recorded or online instructions.

If shareholder answers "no": Would you like me to send another copy of the material to you?

If participant answers "yes": I'd be happy to send another package to you. (Please go to PSG Online and click on "Reference Manual." You will find the Request form by clicking on "Proxy.")

If participant answers "no": That's fine. However, I'd like to remind you that your response is needed so that the meeting doesn't have to be postponed due to lack of shareholder participation.

Scenario 3 - Scheduled shareholder meeting has been adjourned due to lack of participation and we have received approval for participants to cast their votes over the telephone with D.F. King & Co., Inc.

  I see that you have a balance in [state name(s) of fund(s) holding a shareholder meeting].

  Did you know that the fund[´s/s'] shareholder meeting originally scheduled for [state date of original meeting] has been postponed to [state date of new shareholder meeting] due to lack of shareholder participation? Have you received a copy of the proxy material for this meeting?

If shareholder answers "yes": That's great. Have you voted your proxy for the fund[´s/s'] shareholder meeting?

If shareholder answers "yes": Thank you very much for participating in this important initiative.

If shareholder answers "no": Your response is needed so that the meeting doesn't have to be postponed again due to lack of shareholder participation. We have made arrangements for a proxy tabulation firm to take your vote over the phone. Can I transfer your call to them now?

If shareholder answers "yes": Your call will be answered by a representative of D. F. King & Co., Inc., the proxy solicitation firm helping Fidelity with this initiative. (PSG representative transfers call to 1-800-848-3155)

If shareholder answers "no": Can I give you the toll-free number for D.F. King & Co., Inc., our proxy solicitor, that you can call at your convenience to cast your vote by phone?

If shareholder answers "yes": Thank you. The number is 1-800-848-3155.

If shareholder answers "no": That's fine. You can also cast your vote by completing the proxy card(s) enclosed in your proxy package and mailing it in the postage-paid envelope. You may also vote your shares by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the web site indicated on your proxy card(s), enter the control number found on the card(s), and follow the recorded or online instructions.

If shareholder answers "no": Would you like me to send another copy of the material to you?

If participant answers "yes": I'd be happy to send another package to you. (Please go to PSG Online and click on "Reference Manual." You will find the Request form by clicking on "Proxy.")

If participant answers "no": That's fine. However, I'd like to remind you that your response is needed so that the meeting doesn't have to be postponed again due to lack of shareholder participation.

Form of

Internet Posting

Your Fund Needs Your Proxy Vote!

If you receive a proxy ballot for a mutual fund that you hold in your retirement account, please vote promptly.

You may have a fund in your [client: insert name of plan(s)] account that has requested your participation in a proxy vote. The fund must receive proxy votes from a majority of shareholders in order to hold a shareholder meeting. Without your vote, the meeting may have to be postponed, and you may continue to receive solicitations for your vote.

Please remember your vote is very important - whether you hold many shares or just a few. So if you receive a proxy request, please respond promptly.

Thank you.

Fidelity Investments Institutional Operations Company, Inc. 82 Devonshire St., Boston, MA 02109

387349